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                                                                    EXHIBIT 99.1

(WINDROSE MEDICAL PROPERTIES TRUST)

PRESS RELEASE


Contact:                                       Investors/Media:
Windrose Medical Properties Trust              The Ruth Group
Fred Farrar                                    Stephanie Carrington/Jason Rando
President and COO                              646 536-7017/7025
317 860-8213                                   scarrington@theruthgroup.com
                                               jrando@theruthgroup.com


                   WINDROSE MEDICAL PROPERTIES TRUST ACQUIRES
                THREE MEDICAL OFFICE BUILDINGS FOR $53.5 MILLION

Indianapolis, Indiana, June 8, 2005 - Windrose Medical Properties Trust (NYSE:
WRS), a self-managed specialty medical properties REIT, announced today that it has acquired three medical office buildings for approximately $53.5 million. The three properties represent over 230,000 rentable square feet.

         o Palm Court Plaza and Professional Center, Delray Beach, FL - The one-story medical office plaza and five story medical office tower are located on the hospital campus of the Delray Medical Center and contain 137,760 rentable square feet. This property is approximately 91% occupied with Delray Medical Center occupying 22.9%.

         o Lakewood Medical Pavilion, Lakewood, CA - The three-story medical office building is located on the hospital campus of the Lakewood Regional Medical Center, in the Los Angeles, CA metropolitan area and contains 36,480 rentable square feet. This property is master leased to Lakewood Regional Medical Center.

         o Los Gatos Medical Pavilion, Los Gatos, CA - The three-story medical office building is located on the hospital campus of the Community Hospital of Los Gatos in the San Jose, CA metropolitan area and contains 55,927 rentable square feet. This property is 100% occupied and is 92% leased to Community Hospital of Los Gatos.

         o These three properties were acquired through a combination of first mortgage debt financing of approximately $34.2 million and the balance from the Company's credit facility.

Fred S. Klipsch, Chairman and Chief Executive Officer, stated, "As we have noted previously, our acquisition pipeline continues to be robust. With this multi-property acquisition, we have completed in excess of $68 million of acquisitions in 2005 and expect that we will exceed our stated acquisition objective of $100 million in 2005. In


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Windrose Medical Properties Trust Acquires
Three Medical Office Buildings for $53.5 Million

June 8, 2005                                                              Page 2


addition to our stated strategy of single asset acquisitions, we are considering another potentially significant, multi-property portfolio."

ABOUT WINDROSE
Windrose is a self-managed Real Estate Investment Trust (REIT) based in Indianapolis, Indiana with offices in Nashville, Tennessee. Windrose was formed to acquire, selectively develop and manage specialty medical properties, such as medical office buildings, outpatient treatment diagnostic facilities, physician group practice clinics, ambulatory surgery centers, specialty hospitals, outpatient treatment centers and other healthcare related specialty properties.

SAFE HARBOR
Some of the statements in this news release constitute forward-looking statements. Such statements include, in particular, statements about our beliefs, expectations, plans and strategies that are not historical facts. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond our control, which may cause our actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially from current expectations include financial performance and condition of our lessees, adverse changes in healthcare laws, changes in economic and general business conditions, competition for specialty medical properties, our ability to finance our operations, the availability of additional acquisitions, regulatory conditions and other factors described from time to time in filings we make with the Securities and Exchange Commission. The forward-looking statements contained herein represent our judgment as of the date hereof and we caution readers not to place undue reliance on such statements. We do not undertake to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise.